Exhibit 10.1

EDUCATE, INC.

2004 OMNIBUS STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”), dated as of                      (the “Date of Grant”), by and between Educate, Inc., a Delaware corporation (the “Company”),                      (the “Optionee”).

Pursuant to the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”), the Board of Directors of the Company (the “Board”), as the administrator of the Plan, has determined that the Optionee is to be granted an option (the “Option”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth herein, and hereby grants such Option. The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

1. Number of Shares. The Option entitles the Optionee to purchase              shares of the Company’s Common Stock (the “Option Shares”) at a price of $             per share (the “Option Exercise Price”).

2. Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to this Option Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a) Subject to Section 7 below, the Option shall vest and become exercisable as to 1/48 of the Option Shares at the end of each calendar month following the month in which the Date of Grant occurs.

(b) Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term; provided however, the Option may not be exercised for a fraction of a share.

4. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Common Stock, a substitution or proportionate adjustment shall be made in the kind, number and Option Exercise Price of shares of Common Stock subject to the unexercised portion of the Option, as may be determined by the Board in its sole discretion.

5. Nontransferability of Option. Except by will or under the laws of descent and distribution, the Option and this Option Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, exchanged, mortgaged, pledged, hypothecated, gifted or otherwise disposed of or encumbered (including, without limitation, by operation of law) and the Optionee may not agree to do any of the foregoing. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6. Method of Exercise of Option. The Option may be exercised by means of written notice of exercise to the Company in a form provided by the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and any applicable withholding taxes (i) in cash or by check, (ii) to the extent permitted by applicable law, including but not limited to the Sarbanes-Oxley Act of 2002,, by means of a cashless exercise procedure either through a broker or, at the discretion of the Administrator, through withholding of shares of Common Stock otherwise issuable upon exercise of the Option in an amount sufficient to pay the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, (iii) in the form of unrestricted shares of Common Stock already owned by the Optionee which, (x) in the case of unrestricted shares of Common Stock acquired upon exercise of an option, have been owned by Optionee for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, or (iv) by any other means of exercise authorized from time to time in the Plan and/or by the Board.

7. Effect of Termination of Employment. Upon the termination of Optionee’s employment or service with the Company or any Parent or Subsidiary, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such termination (the “Termination Date”). Any portion of the Option that has vested as of the Termination Date shall be exercisable in whole or in part for a period of 30 days following the Termination Date; provided, however, that in the event of termination by reason of Optionee’s death or Disability, such exercise period shall extend until the date that is six months from the Termination Date. Upon expiration of such 30-day or six-month period, as applicable, any unexercised portion of the Option shall terminate in full.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to the Company, to:

Educate, Inc.
1001 Fleet Street, 9th Floor
Baltimore, MD 21202
Attn: Board of Directors
Facsimile: (410) 843-2139
If to the Optionee:

Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

11. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).

13. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to, and not in lieu of any other, remedies, legal or equitable, available to enforce said provisions.

14. Withholding Requirements. The Company’s obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

15. Successors and Assigns. All the terms and provisions of this Option Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including the Optionee’s estate, successors and beneficiaries; provided, however, that, except as otherwise set forth herein, this Option Agreement may not be assigned by the Optionee without the prior written consent of the Company.

16. Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

18. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

19. Amendments. This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

20. Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

21. Agreement Not a Contract of Employment. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, Board member, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

22. Authority of the Board. The Board shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.

23. Dispute Resolution. Except as set forth in Section 25, the parties agree to use their reasonable best efforts to resolve any dispute regarding this agreement through good faith negotiations. A party hereto must give written notice of the substance of any dispute regarding this agreement to any other party to whom such dispute pertains. Any such dispute that cannot be resolved within 30 calendar days of receipt of the required notice (or such other time period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within 50 days of the receipt of the required written notice, a single arbitrator has not been selected by mutual agreement of the parties, a panel of three arbitrators will be selected. Each party to the dispute will select one arbitrator and the two selected arbitrators will select one additional arbitrator. Except as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then-existing rules for Commercial Arbitration of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, shall be made in writing and will be final and binding upon the parties hereto as to the questions submitted. The parties will abide by and comply with such decision, which may be entered as an enforceable judgment in a court of competent jurisdiction; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration under this agreement will be entitled to recover all reasonable fees (including, but not limited to, attorneys’ fees and expert witness fees) and expenses incurred.

24. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters.

25. Optionee’s Agreement.

(a) In consideration of the Non-Qualified Stock Options granted to Optionee pursuant to this Option Agreement, to the extent permitted by applicable law, Optionee agrees and covenants that, except as specifically authorized by the Company or this Option Agreement, during the term of his/her employment and for a period of two (2) years after Optionee’s employment with the Company is terminated, by the Optionee or the Company, for any reason:

(i) Optionee shall not, directly or indirectly, in any capacity whatsoever anywhere in the world where the Company itself, or through its franchisees and licenses does business, either on his/her own behalf or on behalf of any other person or entity with whom he may be employed or otherwise associated, compete with the Company or interfere with the business relationships of the Company in any of the lines of business in which the Company is engaged as of the date of this Option Agreement, or may enter after the date of this Option Agreement, and for which line or lines of business Optionee shall have in the course of his employment with the Company provided services or held duties or responsibilities.

(ii) Optionee shall not solicit, encourage, or induce any

franchisees, customers, suppliers, vendors, or contractors of the Company, or any prospect being actively pursued by the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall Optionee otherwise interfere with any business relationship between the Company and any of its franchisees, customers, suppliers, vendors, or contractors; and

(iii) Optionee shall not solicit, encourage or induce any employee of the Company to terminate his/her employment with the Company, employ any person employed by the Company, or otherwise interfere with or disrupt the Company’s relationship with other employees.

(b) Optionee acknowledges and agrees that the foregoing covenants are reasonable and necessary for the protection of the Company’s valid business interests and that a violation of any of the covenants will cause immediate and irreparable injury to the Company, for which injury there is no adequate remedy at law. Optionee expressly agrees that in the event of the actual or threatened breach of such covenants by him/her, the Company, its successors and assigns shall be entitled to an immediate injunction by a court of competent jurisdiction preventing and restraining such breach. In any such action for injunctive relief, the Company shall be entitled to recover from Optionee the costs, including reasonable attorney’s fees, incurred by the Company in the action, in addition to any other relief awarded by the court.

(c) It is specifically agreed that each of the covenants set forth above in Sections 25 a(i), (ii) and (iii) is severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Section 25 shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law. If any of the covenants is held invalid or unenforceable by reason of length of time, area covered or activity covered, or any combination thereof, or for any other reason, any court of competent jurisdiction shall adjust, reduce or otherwise reform any such covenant to the extent necessary to cure any invalidity and to protect the interests of the Company to the fullest extent of the law so that the area, time period and scope of activity restricted shall be the maximum area, time period and scope of activity the court deems valid and enforceable, and as reformed such covenant shall then be enforced.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

EDUCATE, INC.

By:
Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, herein incorporated by reference. Optionee understands an executed copy of this agreement must be returned to the company within 30 days of the Grant Date. Failure to do so will result in the Options being null and void.

The Optionee:
Address:

Signed forms should be returned to:

Educate, Inc.

1001 Fleet St.

Baltimore, MD 21202

Attention: Benefits Department